Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of iShares S&P GSCI™ Commodity-Indexed Trust (the “Trust”) on Form 10-Q for the period ended September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shannon Ghia, Chief Executive Officer of iShares Delaware Trust Sponsor LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

Date:	November 3, 2023

/s/ Shannon Ghia

Shannon Ghia*

Director, President and Chief Executive Officer

(Principal executive officer)

*    The registrant is a trust and Ms. Ghia is signing in her capacity as an officer of iShares Delaware Trust Sponsor LLC, the Sponsor of the registrant.